DHB Industries, Inc.                                                EXHIBIT 99.1
May 6, 2004


[DHB INDUSTRIES INC. LOGO APPEARS HERE]

                         NEWS FROM DHB INDUSTRIES, INC.
                400 Post AVenue; Suite 303 . Westbury, NY 11590
            T: 516/997-1155 . F: 516/997-1144 www.dhbindustries.com


        Investor Contact:                           Company Contact:
        Robert B. Prag, President                   Dawn M. Schlegel, CFO
        The Del Mar Consulting Group, Inc.          DHB Industries, Inc.
        858/794-9500                                516/997-1155
        bprag@delmarconsulting.com                  dschlegel@dhbt.com


FOR IMMEDIATE RELEASE

               DHB INDUSTRIES ANNOUNCES RECORD 1ST QUARTER REVENUE
             OF $74.4 MILLION AND RECORD EARNINGS OF $0.14 PER SHARE

   -FIRST QUARTER NET INCOME JUMPS 27% TO $6.3 MILLION; REVENUE INCREASES 61%-

-COMPANY  EXPECTS TO POST RECORD  REVENUES  EXCEEDING  $80 MILLION IN THE SECOND
 QUARTER-

     -COMPANY UPS GUIDANCE 10 % FOR FULL-YEAR 2004 REVENUES TO $275 MILLION-

         -COMPANY'S CURRENT BACKLOG AT AN ALL TIME RECORD $215 MILLION-


WESTBURY, NY - (May 6, 2004) DHB INDUSTRIES, INC. (AMEX: DHB), the market leader in the rapidly growing body armor industry, today announced record revenues and earnings for the first quarter ended March 31, 2004, posting its 17th consecutive year-over-year increase in quarterly revenues. The current backlog of firm orders in hand has dramatically increased to an unprecedented $215 million.

For the first quarter ended March 31, 2004, DHB reported record revenues of $74,403,000, an increase of 61% as compared to revenues of $46,153,000 for the first quarter of 2003. Operating income increased 52% in the first quarter to $10,893,000 as compared to $7,175,000 in the first quarter of 2003. First quarter 2004 income available to common stockholders was $6,269,000 or $0.14 per diluted share, as compared to $4,929,000, or $0.12 per diluted share in the first quarter of 2003. The effective tax rate for the first quarter of 2004 was 39.5% as compared to 33.9% in the first quarter of 2003. Weighted shares outstanding on a diluted basis for the first quarter of 2004 were 45,142,033 as compared to 42,785,488 for the first quarter of 2003.

Gross margins for the first quarter of 2004 were 27.9% versus 28.1% in the first quarter of 2003. Selling, general and administrative expenses for the first quarter of 2004 were 13.3% of net sales versus 12.6% of net sales for the first quarter of 2003.

Stockholders' equity rose to a record $53,087,000 at the end of the first quarter of 2004, a 14% increase as compared to $46,738,000 at year-end December 31, 2003. The Company was utilizing approximately $28 million of its $45 million bank credit facility at March 31, 2004.


                                    (Page 5)

DHB Industries, Inc.                                                EXHIBIT 99.1
May 6, 2004


In April 2004, DHB expanded its operations to accommodate the steep trajectory of growth in its Armor Group by opening a third manufacturing facility in South Florida. The new 104,000 square foot manufacturing plant located in Pompano Beach will enhance the Armor Group's ability to increase production and improve workflow and efficiency. The Armor Group maintains two additional Florida facilities in Oakland Park and Deerfield Beach, plus a facility in Jacksboro, Tennessee.

Dawn Schlegel, CFO of DHB Industries, commented, "The Company met or exceeded during the first quarter all of its operating goals which it had previously provided as guidance to the financial community on March 15th. Selling, general and administrative expenses declined from the second half of 2003, as expected, due to a significant decline in extraneous operating expenses. The balance sheet continued to strengthen as shareholders' equity increased by $6.3 million in the quarter."

David Brooks, Chairman and CEO of DHB Industries, added, "DHB Industries' leading position in the protective soft body armor industry has never been more pronounced. In the past six months, DHB has received two significant contracts for body armor from the United States Military, $60 million and $77 million, each of which the Company believes was the largest single contract for body armor ever awarded by the U.S. Department of Defense at the time of award. To date, our Point Blank subsidiary, providing life-saving protection for out troops, has shipped more than 600,000 Interceptor Outer Tactical Vests to the US military."

Mr. Brooks continued, "Order activity from all four sectors of business - military, law enforcement, federal agencies and international - is expanding at record levels. We are particularly enthused with the current activity and future growth prospects in the international markets. We have significantly expanded our production capacity with the opening of our new 104,000 sq. ft. plant in Pompano Beach. The future outlook for DHB is exciting and rewarding given the increased need for homeland security, the continuing war on terror, and the unstable geopolitical environment."

GUIDANCE AND OUTLOOK

DHB continues to experience significant demand for its industry-leading protective soft body armor products. Given current visibility, the Company expects to report revenues of at least $80 million for the second quarter of 2004. Moreover, the Company is raising its previous guidance, and now expects revenues of at least $275 million for the full 2004 year.


                                    (Page 6)

DHB Industries, Inc.                                                EXHIBIT 99.1
May 6, 2004


CONFERENCE CALL:

DHB will discuss its results during a conference call today to be broadcast live over the Internet starting at 4:30 p.m. eastern daylight time.

Conference call particulars are as follows:

     o  Date - Thursday, May 6, 2004
     o  Time - 4:30 p.m. eastern daylight time/1:30 p.m. pacific daylight time
     o  Dial in number - (888) 809-3657
     o Live Internet broadcast and replay can be accessed at http://www.dhbindustries.com

Those choosing to listen via telephone are encouraged to call in at least ten minutes prior to the start of the call to allow time to register with the operator.

ABOUT DHB INDUSTRIES, INC.

DHB Industries, Inc.'s Armor Group is the market leader in the rapidly growing protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor, Inc. (http://www.pointblankarmor.com) and Protective Apparel Corporation of America (PACA) (http://www.pacabodyarmor.com) are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. DHB Armor Group's customers include the U.S. Army, Air Force, Navy, Marines, Coast Guard, Secret Service, FBI, DEA, INS, ATF, NATO, U.S. Marshals, the NYC Police Department, the LA Police Department, and the California Highway Patrol.

DHB Sports Group (http://www.ndlproducts.com) produces and markets a comprehensive line of athletic supports and braces, which are merchandised through national superstore chains including Wal-Mart, Target and Meijer, as well as private label distributors such as Amerisource Bergen and Cardinal Health.

DHB maintains facilities in Westbury, NY, Pompano Beach, FL, Deerfield Beach, FL, Oakland Park, FL, Jacksboro, TN, and Arlington, VA. To learn more about DHB Industries, Inc., visit the website at http://www.dhbindustries.com.

         SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, THE EFFECT OF ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                    (Page 7)

DHB Industries, Inc.                                                EXHIBIT 99.1
March 15, 2004



            ***STATEMENT OF OPERATIONS AND BALANCE SHEET TO FOLLOW***

                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (In thousands, except share and per share data)


                                                        For the Three Months Ended
                                                                 March 31,
                                                       _____________________________
                                                          2004              2003
                                                       ___________       ___________

Net sales                                              $    74,403       $    46,153

Cost of goods sold (includes related party
  purchases of $3,302, and $6,548, respectively)            53,638            33,185
                                                       ___________       ___________
Gross profit                                                20,765            12,968

Selling, general and administrative expenses                 9,872             5,793
                                                       ___________       ___________

Income before other income (expense)                        10,893             7,175
                                                       ___________       ___________

Other income (expense)
Interest expense                                              (299)             (329)
Proceeds from settlement of lawsuit                             --               739
Other income                                                    10                13
                                                       ___________       ___________
Total other income (expense)                                  (289)              423
                                                       ___________       ___________

Income before income taxes                                  10,604             7,598

Income taxes                                                 4,186             2,579
                                                       ___________       ___________

Income before minority interest of subsidiary                6,418             5,019

Minority interest of subsidiary                                (59)               --
                                                       ___________       ___________

Net income                                                   6,359             5,019

Dividend - preferred stock                                     (90)              (90)
                                                       ___________       ___________

Income available to common stockholders                $     6,269       $     4,929
                                                       ===========       ===========

Earnings per common share:

Basic shares                                           $      0.15       $      0.12
                                                       ===========       ===========
Diluted shares                                         $      0.14       $      0.12
                                                       ===========       ===========

Weighted average shares outstanding:

Basic shares                                            40,743,784        40,413,746
Effect of convertible preferred                            500,000           500,000
Warrants                                                 3,898,249         1,871,742
                                                       ___________       ___________
Diluted shares                                          45,142,033        42,785,488
                                                       ===========       ===========



                                    (Page 8)



                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
             AS OF MARCH 31, 2004 (UNAUDITED) AND DECEMBER 31, 2003
                 (In thousands, except share and per share data)


                                                         March 31,       December 31,
ASSETS                                                     2004              2003
                                                         ________        ____________

Current assets
Cash and cash equivalents                                $    478          $    441
Accounts receivable, less allowance for doubtful
    accounts of $879 and $852, respectively                38,643            33,707
Inventories                                                62,817            54,753
Deferred income tax assets                                    372               372
Prepaid expenses and other current assets                   1,204             1,518
                                                         ________          ________
Total current assets                                      103,514            90,791
                                                         ________          ________

Property and equipment, net                                 2,392             1,819
                                                         ________          ________

Other assets
Deferred income tax assets                                    468               437
Deposits and other assets                                     421               381
                                                         ________          ________
Total other assets                                            889               818
                                                         ________          ________
Total assets                                             $106,795          $ 93,428
                                                         ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long term debt                     $  3,000          $  2,000
Accounts payable                                            8,933             9,465
Accrued expenses and other current liabilities              8,497             6,869
Income taxes payable                                        7,394             5,635
                                                         ________          ________
Total current liabilities                                  27,824            23,969
                                                         ________          ________

Long term liabilities
Notes payable-bank                                         15,588            22,012
Term loan payable                                           9,500                 -
Other liabilities                                             530               502
                                                         ________          ________

Total liabilities                                          53,442            46,483
                                                         ________          ________

Commitments and contingencies

Minority interest in consolidated subsidiary                  266               207

Stockholders equity
Convertible preferred stock, $0.001 par value,
  5,000,000 shares authorized, 500,000 shares of
  Series A, 12% convertible preferred stock
  issued and outstanding: liquidation preference $3,000         1                  1
Common stock, $0.001 par value, 100,000,000 shares             41                41
  authorized, 40,782,136 and 40,742,136
Additional paid in capital                                 35,464            35,384
Accumulated other comprehensive loss                          (53)              (53)
Retained earnings                                          17,634            11,365
                                                         ________          ________
Total stockholders' equity                                 53,087            46,738
                                                         ________          ________
Total liabilities and stockholders' equity               $106,795          $ 93,428
                                                         ========          ========



                                       END


                                    (Page 9)